Exhibit 99.1

CCC Intelligent Solutions Announces the Acquisition of

EvolutionIQ, the Leading AI Guidance Platform for Disability and

Injury Claims Management

Acquisition brings together two leading AI-powered platforms to revolutionize how claims are resolved for insurers and claimants

CHICAGO – December 20, 2024 – CCC Intelligent Solutions Inc. (“CCC”), a leading cloud platform provider powering the P&C insurance economy and a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCCS) (“CCCS”), announced today that it has signed a definitive agreement to acquire EvolutionIQ, Inc. (“EvolutionIQ”), the leading platform for AI-powered guidance for disability and injury claims management. The acquisition expands CCC’s market reach into strategic adjacencies and strengthens its industry leading AI-powered SaaS platform through the addition of transformative AI capabilities that will work to revolutionize how insurance claims are resolved.

CCC is an industry AI leader with more than 100 insurers and thousands of collision repairers leveraging its computer vision, natural language processing, and other AI solutions in processing tens of millions of auto claims and repairs. CCC also provides a comprehensive suite of SaaS solutions for managing auto casualty claims, with tens of billions of dollars in injury claims processed each year on the CCC platform.

EvolutionIQ has pioneered and operationalized the use of AI-powered claims guidance and intelligent summarization, including Next Best Action recommendations, to drive claims excellence within disability and workers’ compensation carriers. Its market-leading platform, which deciphers complexity and delivers actionable insights to claims professionals, uniquely combines industrial-AI with a proven and scalable SaaS business model. Since its founding in 2019, EvolutionIQ has been delivering a significant, measurable impact on claims performance to many of the largest insurers in the U.S., while helping insurers get hundreds of thousands of injured Americans back to work and their productive lives.

“Disability and injury claims are a large and growing part of the insurance economy and have become increasingly complex to manage and resolve,” said Githesh Ramamurthy, chairman and CEO, CCC. “Acquiring EvolutionIQ adds proven, AI-powered injury claims resolution capabilities to our existing auto casualty product suite and accelerates CCC’s strategy of leveraging real-world AI to solve complexity across the broader insurance ecosystem. We expect EvolutionIQ’s Next Best Action capabilities and CCC’s connected network and event-based architecture to deliver a transformational leap forward for insurers and their ability to deeply integrate AI into their existing workflows, a critical step in unlocking the power and promise of AI for their business and their claimants’ experience.”

EvolutionIQ’s Claim Guidance platform uses AI to guide the Next Best Actions for insurance professionals so they can more effectively resolve injury claims in disability and workers’ compensation. EvolutionIQ’s Medical Summarization platform – which supports all life, accident, and casualty lines of insurance – offers Gen AI-powered intelligent summarization capabilities to help insurers decipher mountains of medical documentation and identify insights that accelerate decisions and drive Next Best Actions, enhancing the expertise of the claims professionals who use it.

“We are thrilled to enter this next phase of EvolutionIQ’s growth as part of the CCC team,” said Michael Saltzman, co-founder and co-CEO of EvolutionIQ. “Our unique team of world-class insurance experts, data scientists, engineers, and customer success professionals have built category-creating technology that’s delivered tremendous value to our carrier customers, their employer policyholders, and claimants, all because of the possibility to accelerate return to health.”

Added Jonathan Lewin, EvolutionIQ co-founder and co-CEO, “CCC and EvolutionIQ share a common focus on customers and the need to bring solutions to market that empower more compassionate support of claimants managing their recovery. We are energized by the opportunity to continue this mission with CCC’s support so we can further accelerate and scale our offerings for disability and workers’ compensation insurers.”

“It is extremely rewarding to see our vision for empowering insurers in their pursuit of claims excellence at scale reach new heights,” said Tomas Vykruta, co-founder and president, EvolutionIQ.

EvolutionIQ’s founders and team will become part of the broader CCC team as part of the transaction, with a continued focus on growing and expanding its core markets with support from CCC’s operational infrastructure and installed base. CCC will continue to advance its leadership position in the P&C insurance economy and related markets by deploying select EvolutionIQ capabilities across CCC’s customer base. This acquisition builds on the recently introduced CCC Intelligent Experience Cloud™ platform, which leverages an event-based architecture to enable new insights and AI-powered workflows for the more than 35,000 companies in the CCC network. By accelerating the shift to intelligent experiences, CCC and EvolutionIQ will unlock new levels of simultaneous customer, consumer, and employee value.

Added Ramamurthy, “We are incredibly impressed by the EvolutionIQ team, and are excited to work alongside them as we continue to transform how insurers resolve claims. Together, CCC and EvolutionIQ will help insurers leverage AI more broadly to deliver a profound improvement across injury claim resolution, spanning auto casualty, disability, workers’ compensation, and general liability lines of insurance. This acquisition is an important step toward enabling our broader vision of making the claims and repair experience just work for our customers and theirs.”

Transaction Terms

Subject to the terms and conditions included in the definitive agreement, CCC is expected to acquire EvolutionIQ for $730 million to be paid for with a combination of approximately 40% CCCS common stock and 60% cash to be funded through cash on balance sheet and an additional $225 million term loan. The transaction is expected to close in Q1 2025, subject to customary closing conditions.

CCC also announced that its Board of Directors has authorized a share repurchase program of up to $300 million. The repurchase, which will be funded out of available liquidity and free cash flow, demonstrates CCC’s confidence in the future benefits of the acquisition and underscores CCC’s commitment to driving shareholder returns.

Advisors

J.P. Morgan and Citi are serving as financial advisers to CCC, and Kirkland & Ellis LLP is serving as CCC’s legal advisor. Lowenstein Sandler LLP is serving as EvolutionIQ’s legal advisor.

Conference Call Information

CCC will host a conference call today, December 20, 2024, at 8:00 a.m. (Eastern Time) to discuss the transaction. A live webcast of the call and an accompanying investor presentation will be available on the “Investor Relations” page of CCC’S website at https://ir.cccis.com, and a replay will be archived on the website as well.

Learn more about EvolutionIQ at www.evolutionIQ.com.

About EvolutionIQ

EvolutionIQ pioneered Claims Guidance in 2019. Its explainable AI guides insurance claims professionals to their highest potential impact on claims, including specific Next Best Action guidance. EvolutionIQ improves the claimant experience and delivers better claim outcomes to claimants, carriers and their customers. EvolutionIQ serves the group disability, individual disability, and workers’ compensation markets. EvolutionIQ’s AI native products have been adopted by 7 of the top 15 U.S. disability carriers and a growing list of workers’ compensation carriers. The New York-based company employs almost 200 staff across the United States, Europe and Australia. For more information, visit evolutioniq.com and follow the company on LinkedIn.

About CCC

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCCS), is a leading cloud platform provider for the multi-trillion-dollar P&C insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud™ platform, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding future use and performance of CCC’s and EvolutionIQ’s digital solutions, the anticipated benefits of the transaction, expected synergies resulting from the transaction, the expected timing to close the transaction and the likelihood and ability of the parties to successfully consummate the transaction. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, competition, including technological advances and new products marketed by competitors; changes to applicable laws and regulations; and other risks and uncertainties, including those included under the header “Risk Factors” in CCC’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed February 28, 2024, which can be obtained, without charge, at the SEC’s website (www.sec.gov). The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Senior Director, Corporate Marketing, CCC Intelligent Solutions Inc.

mhellyar@cccis.com